Exhibit 99.1

MAGLA PRODUCTS, LLC AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED NOVEMBER 28, 2009 AND
NOVEMBER 29, 2008

AND

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

MAGLA PRODUCTS, LLC AND SUBSIDIARY

TABLE OF CONTENTS
Page

Report of Independent Registered Public Accounting Firm	1

Consolidated Financial Statements

Balance Sheets	2

Statements of Operations and Members’ Deficiency	3

Statements of Cash Flows	4

Notes to Consolidated Financial Statements	5

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
Magla Products, LLC and Subsidiary

We have audited the accompanying consolidated balance sheets of Magla Products, LLC and Subsidiary as of November 28, 2009 and November 29, 2008, and the related consolidated statements of operations and members’ deficiency and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Magla Products, LLC and Subsidiary as of November 28, 2009 and November 29, 2008, and their results of operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred continuing net losses and, as of November 28, 2009, had working capital and members’ deficiencies and was not in compliance with certain covenants of its bank loan agreement. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Friedman LLP
New York, New York

December 17, 2010

MAGLA PRODUCTS, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

NOVEMBER 28, 2009 AND NOVEMBER 29, 2008

	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$233,788	$354,777
Accounts receivable, net of allowance for doubtful accounts of $122,679 and $131,378	7,305,665	7,606,642
Inventories	9,561,773	12,468,164
Prepaid expenses and other receivables	966,640	743,974
Total current assets	18,067,866	21,173,557

Property, equipment and improvements, net	360,127	399,318
Notes receivable - related entities	6,929,306	6,929,306
Mortgage receivable - member	253,650	253,650
Other assets	889,219	905,069
	$26,500,168	$29,660,900

LIABILITIES AND MEMBERS' DEFICIENCY
Current liabilities
Short-term borrowings	$10,715,204	$12,297,723
Current portion of long-term debt	1,451,649	625,647
Current portion of note payable - former member	3,753,628	3,003,628
Accounts payable	9,353,220	17,791,477
Accrued expenses and other current liabilities	814,208	1,391,257
Total current liabilities	26,087,909	35,109,732

Long-term debt, net of current portion	48,348	1,499,013
Notes payable - related entities	5,186,028	5,245,411
Note payable - former member, net of current portion	3,312,500	4,062,500
	34,634,785	45,916,656

Commitments and contingencies

Members' deficiency	(8,134,617)	(16,255,756)
	$26,500,168	$29,660,900

See notes to consolidated financial statements.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND MEMBERS' DEFICIENCY

YEARS ENDED NOVEMBER 28, 2009 AND NOVEMBER 29, 2008

	2009	2008
Net sales	$43,568,257	$48,772,962

Cost of sales	33,591,438	36,748,938
Gross profit	9,976,819	12,024,024

Operating expenses
Selling	6,764,064	8,067,859
General and administrative	3,359,811	4,131,649
	10,123,875	12,199,508

Loss from operations	(147,056)	(175,484)

Other income (expense)
Interest income	338,843	339,730
Interest expense	(1,034,065)	(1,291,401)
Gain on disposal of assets	800	11,307
Other, net	-	(14,750)
	(694,422)	(955,114)

Net loss	(841,478)	(1,130,598)

Members' deficiency, beginning of year	(16,255,756)	(14,825,658)
Contributions	9,255,217	-
Distributions	(292,600)	(299,500)

Members' deficiency, end of year	$(8,134,617)	$(16,255,756)

See notes to consolidated financial statements.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED NOVEMBER 28, 2009 AND NOVEMBER 29, 2008

	2009	2008
Cash flows from operating activities
Net loss	$(841,478)	$(1,130,598)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Provision for doubtful accounts	(8,699)	2,347
Depreciation and amortization	139,254	187,159
Gain on disposal of assets	(800)	(11,307)
Changes in assets and liabilities Accounts receivable	309,676	(578,258)
Inventories	2,906,391	(2,905,778)
Prepaid expenses and other receivables	(222,666)	(173,234)
Other assets	24	(25,670)
Accounts payable	816,960	662,695
Accrued expenses and other current liabilities	(577,049)	202,774
Net cash provided by (used in) operating activities	2,521,613	(3,769,870)
Cash flows from investing activities
Purchase of property, equipment and improvements	(84,237)	(68,471)
Proceeds from sale of property and equipment	800	12,000
Net cash used in investing activities	(83,437)	(56,471)
Cash flows from financing activities
Short-term borrowings (repayments)	(1,582,519)	2,422,034
Proceeds from long-term debt	-	2,200,000
Repayment of long-term debt	(624,663)	(186,956)
Repayment of notes payable - related entities	(59,383)	(105,066)
Distributions	(292,600)	(299,500)
Net cash provided by (used in) financing activities	(2,559,165)	4,030,512
Net increase (decrease) in cash and cash equivalents	(120,989)	204,171
Cash and cash equivalents, beginning of year	354,777	150,606
Cash and cash equivalents, end of year	$233,788	$354,777
Supplemental cash flow disclosures
Interest paid	$990,537	$1,295,419
Noncash investing and financing activities
Accounts payable, due to related entities, forgiven and contributed to capital	9,255,217	-
Equipment purchases financed	-	111,616

See notes to consolidated financial statements.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business
Magla Products, LLC (“Magla”) was formed on December 1, 1999 as a New Jersey limited liability company to manufacture and distribute household items. Magla’s customers are primarily retailers located throughout the United States.

Effective November 24, 2007, the members of Magla transferred 100% of their ownership in Magla World-Wide, Ltd. (“World-Wide”) to Magla. World-Wide was incorporated in the Cayman Islands on November 24, 1999 and maintains its registered office in the Cayman Islands. The accounting records and consolidated financial statements are maintained and presented in United States Dollars. World-Wide was established primarily for trade with companies from the United States of America. World-Wide acts as a purchasing agent in sourcing gloves from suppliers outside of the United States. The gloves are then resold to third parties and to Magla.

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of Magla and its wholly owned subsidiary, World-Wide (collectively, the “Company”). All significant intercompany transactions and accounts have been eliminated in consolidation.

Fiscal Year The Company’s fiscal year ends on the Saturday nearest to November 30 and consists of 52 weeks.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Concentrations of Risk for Cash
Cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less when acquired. At times, such cash and cash investments may exceed Federal Deposit Insurance Corporation insured limits.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments
During the year ended November 29, 2008, the Company adopted the Fair Value Measurements and Disclosures standard issued by the Financial Accounting Standards Board (“FASB”) for financial assets and liabilities and elected the deferral option available for one year for non-financial assets and liabilities. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). During the year ended November 28, 2009, the Company adopted the remaining provisions as they relate to nonfinancial assets and liabilities that are not recognized or disclosed at fair value on a recurring basis. The adoption of the remaining provisions did not materially impact the Company’s consolidated financial statements. As permitted in 2008, the Company chose not to elect the fair value option as prescribed by the FASB for its financial assets and liabilities that had not been previously carried at fair value. The carrying amounts reported in the balance sheets for current assets and current liabilities approximate fair value due to their short-term nature. The carrying amounts reported for long-term debt approximate fair value because the underlying instruments bear interest rates which approximate current market rates for obligations with similar terms. The amounts reported for loans payable to related entities and former members are reported at carrying value because it was impracticable to determine their fair value.

Accounts Receivable
Accounts receivable are stated at net realizable value. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Accounts are considered past due or delinquent based on contractual terms and how recently payments have been received. The allowance for doubtful accounts was approximately $123,000 and $131,000 at November 28, 2009 and November 29, 2008, respectively

Inventories
Inventories are valued at the lower of cost (first-in, first-out basis) or market.

Property, Equipment and Improvements
Property, equipment and improvements are stated at cost and are depreciated using the straight-line method over estimated useful asset lives, which range from 5 to 10 years for furniture and equipment. Leasehold improvements are amortized over the lesser of the useful life or the lease term.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Patents and Trademarks
Patents and trademarks, included in other assets, are amortized on the straight-line basis by annual charges to operations over their estimated lives.

Revenue Recognition
Revenue is recognized when goods are shipped to customers. Shipments are made by common carrier. Standard terms for shipments are freight on board shipping point, at which time the Company has completed all performance obligations to consummate the sale. Revenue is reported net of reserves for sales returns and allowances. Sales returns and allowances are estimated based on the specific agreements and/or historical patterns with major accounts.

Shipping and Handling Costs
Shipping and handling costs, which are included in selling expenses, amounted to $2,055,379 and $3,072,482 in 2009 and 2008, respectively.

Advertising Costs
Advertising costs are expensed as incurred. Advertising costs amounted to $431,911 and $411,251 in 2009 and 2008, respectively.

Income Taxes
The accompanying consolidated financial statements do not contain a provision or credit for Federal or state income taxes for Magla since the proportionate share of Magla’s income or loss is included in the Federal and state income tax returns of its members.

World-Wide is classified as a Foreign Controlled Corporation for United States income tax purposes. The accompanying consolidated financial statements do not contain a provision or credit for Federal or state income taxes since any profits repatriated to Magla would be included in Magla’s income tax returns in accordance with Internal Revenue Code Section 952, subpart F.

In accordance with the provisions of Section 6 of the Tax Concessions Law (1995 Revision), World-Wide has been certified by the Registrar of Companies of the Cayman Islands to be a company registered as an exempted company under Section 182 of the Companies Law (Revised). World-Wide is exempt in the Cayman Islands from all forms of taxation on profits, income, gains or appreciation of the company or its operations including estate, duty or inheritance tax on the shares, debentures or other obligations for a period of twenty years from February 8, 2000.

Federal, state and local income tax returns for years prior to 2006 are no longer subject to examination by tax authorities.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets and Long-Lived Assets To Be Disposed Of
The Company evaluates the carrying value of long-lived assets whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. When factors indicate the asset may not be recoverable, the Company compares the related undiscounted future net cash flows to the carrying value of the asset to determine if impairment exists. If the expected future net cash flows are less than the carrying value, the asset is written down to its estimated fair value. When assets are removed from operations and held for sale, the impairment loss is estimated as the excess of the carrying value of the assets over their fair value. No such impairments of long-lived assets were recorded for the years ended November 28, 2009 and November 29, 2008.

New Accounting Pronouncements
Management, as permitted, has deferred the application of recently enacted accounting standards related to accounting for uncertainties in income taxes until the required effective date of the standards for the Company of November 29, 2009. Management continually evaluates uncertain tax positions and evaluates changes in tax law and new authoritative rulings. The adoption of the new standards related to uncertainties in income taxes is not expected to have a material effect on the consolidated financial condition or results of operations of the Company.

Subsequent Events
These financial statements were approved by management and available for issuance on December 17, 2010. Management has evaluated subsequent events through this date.

2 - GOING CONCERN
As shown in the accompanying consolidated financial statements, the Company incurred net losses of $841,478 and $1,130,598 in 2009 and 2008, respectively. In addition, the Company had working capital deficiencies of $8,020,043 and $13,936,175, and members’ deficiencies of $8,134,617 and $16,255,756 at November 28, 2009 and November 29, 2008, respectively. The Company was not in compliance with certain covenants of its bank loan agreement at November 28, 2009 and no bank waiver was obtained. These factors create substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are as follows:

During 2009, raw material costs began to decrease significantly, particularly for rubber, latex and petroleum, and new sales programs have commenced with some of the Company’s major customers.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 - GOING CONCERN (Continued)

Prior to November 28, 2009, accounts payable totaling $9,255,217, which were due to related entities, were forgiven by those entities. Accordingly, both the working capital deficiency and the members’ deficiency were reduced by this amount as of November 28, 2009.

In 2010, the Company signed an additional license agreement with National Brand Work Wear Company, which will open additional channels of distribution.

Included in notes receivable, related entities at November 28, 2009 is a receivable from an entity that entered into a contract to sell its assets in November 2010. Consequently, the Company expects to receive approximately $475,000 in December 2010.

3 - INVENTORIES

Inventories consist of the following:

	November 28,	November 29,
	2009	2008
Raw materials and purchased parts	$757,875	$797,380
Finished goods	8,803,898	11,670,784
Totals	$9,561,773	$12,468,164

4 - PROPERTY, EQUIPMENT AND IMPROVEMENTS

Property, equipment and improvements consist of the following:

	November 28,	November 29,
	2009	2008
Machinery and equipment	$169,090	$460,244
Furniture and fixtures	16,975	225,183
Transportation equipment	520,084	663,751
Leasehold improvements	1,209,261	1,209,261
Computer equipment	2,141,318	2,057,080
	4,056,728	4,615,519
Less - Accumulated depreciation and amortization	3,696,601	4,216,201
	$360,127	$399,318

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5 - OTHER ASSETS

Other assets consist of the following:

	November 28,	November 29,
	2009	2008
Due from related entity	$441,041	$441,041
Patents and trademarks, net of accumulated amortization of $152,713 and $136,888	366,917	382,742
Deposits	53,861	53,886
Other	27,400	27,400
	$889,219	$905,069

6 - SHORT-TERM BORROWINGS

The Company has a $13,500,000 revolving line of credit agreement with a bank that expires in January 2011. Outstanding borrowings bear interest at the bank’s prime rate plus 2.25% (5.5% at November 28, 2009 and 6.25% at November 29, 2008), which is due monthly. All borrowings under this agreement are secured by substantially all of the assets of the Company, and the members of the Company have personally guaranteed up to $1,000,000 of borrowings. In addition, certain related entities having common ownership have guaranteed borrowings under this agreement. The agreement contains certain restrictive covenants which, among other things, require the maintenance of certain financial ratios. The Company has not been in compliance with these loan covenants since November 28, 2009. Although no bank waiver has been obtained, borrowings have continued under the same terms.

The Company is currently in discussions with lenders to refinance its debt.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7 - LONG-TERM DEBT

Long-term debt consists of the following:

	November 28,	November 29,
	2009	2008
Term loan payable to a bank, due in monthly installments of $50,000 plus interest at the bank’s prime rate plus 2.25% (5.50% at November 28, 2009 and 6.25% at November 29, 2008) through December 2010, with a final balloon payment of $825,000 due in January 2011. As of November 28, 2009, the Company was not in compliance with the loan covenants and no bank waiver was obtained (see Note 6). Accordingly, this entire balance is reported as current at November 28, 2009.	$1,425,000	$2,025,000

Transportation equipment notes payable in monthly installments totaling $2,476, including interest at rates ranging from 1.9% to 5.49% through March 2013, which are secured by specific equipment.	74,997	99,660
	1,499,997	2,124,660
Less - Current portion	1,451,649	625,647
Long-term debt	$48,348	$1,499,013

Principal payment requirements on the above obligations in each of the years subsequent to the year ended November 28, 2009 are $1,451,649 in 2010, $19,427 in 2011, $16,195 in 2012 and $12,726 in 2013.

8 - NOTE PAYABLE - FORMER MEMBER

The Company has a note payable to a former member as a result of acquiring the former member’s interest in the Company during 2005. The promissory note requires monthly payments of principal only of $62,500 through April 1, 2015. Principal payments are subordinated to all bank debt (see Notes 6 and 7). The Company was precluded from making any principal payments during 2009 and 2008.

Principal payments due under the above obligation in each of the years subsequent to the year ended November 28, 2009 are $3,753,628 in 2010 and $750,000 annually thereafter through 2014 and $312,500 in 2015.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9 - RETIREMENT PLAN

The Company has a defined contribution pension plan (the “Plan”) which qualifies under Section 401(k) of the Internal Revenue Code (the “Code”). The Plan allows eligible employees to voluntarily contribute amounts not exceeding the maximum allowed under the Code. Contributions to the Plan by the Company equal 50% of the salary reduction elected by each employee up to a maximum reduction of 8% of annual salary. The Company, at its option, may contribute additional amounts to the Plan. Company contributions to the Plan were $38,253 and $78,748 in 2009 and 2008, respectively.

The Company has a nonqualified deferred compensation plan for two of its executives. Under the plan, the Company maintains life insurance policies for the executives and they are entitled to the cash surrender value of the policies after retirement and completion of the vesting period. Upon retirement, the policies will be paid out over a five-year period.

10 - CONCENTRATIONS

The Company’s two largest customers (Wal-Mart and Sam’s Club, mass merchandisers) represented approximately 30% and 20%, respectively, in 2009 and 33% and 17%, respectively, in 2008 of the Company’s net sales. Wal-Mart and Sam’s Club accounted for 30% and 15% of the Company’s outstanding accounts receivable as of November 28, 2009, respectively, and 41% and 9% of the Company’s outstanding accounts receivable as of November 29, 2008, respectively. Accounts receivable from one other customer (Dollar General, a mass merchandiser) were approximately 11% of the Company’s outstanding accounts receivable as of November 28, 2009.

Sales of merchandise covered under two licensing agreements were approximately 34% and 26%, respectively, of net sales for the year ended November 28, 2009. Sales of merchandise covered under two licensing agreements were approximately 31% and 23%, respectively, of net sales for the year ended November 29, 2008. . Two vendors accounted for approximately 26% and 14% of the Company’s purchases in 2009. One vendor accounted for approximately 29% of the Company’s purchases in 2008. The Company’s accounts payable to two of the vendors were approximately 12% and 11%, respectively, of total accounts payable at November 28, 2009.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11 - RELATED PARTY TRANSACTIONS

Purchases
The Company occasionally purchases material from entities under common control. There were no purchases from affiliates in 2009 or 2008. Included in accounts payable is a balance due to affiliates of $2,076,240 and $11,331,457 at November 28, 2009 and November 29, 2008, respectively.

As discussed in Note 2, additional accounts payable of $9,255,217 which were due to related parties were forgiven by those entities prior to November 28, 2009. The forgiveness of debt was recorded as a capital contribution.

Prepaid Expenses and Other Receivables
Amounts due from related entities and included in prepaid expenses and other receivables are as follows:

	November 28,	November 29,
	2009	2008
Due from related entity - costs paid on behalf of related entity	$159,816	$159,816
Accrued interest on notes receivable from members and related entities	618,776	317,824

Other Assets
At November 28, 2009 and November 29, 2008, other assets include $441,041 due from a related entity which represents certain costs incurred by the Company on behalf of the related entity.

Mortgage Receivable
The Company has a mortgage receivable from a member of the Company. The mortgage is noninterest-bearing and due in full in 2019.

Notes Receivable/Payable
The Company has notes receivable from members of the Company and an entity related to the members of the Company in the amount of $6,929,306 at both November 28, 2009 and November 29, 2008 that bear interest at 4.89%. Interest only is due annually from October 31, 2008 through October 1, 2018, when the principal is due in full. Related interest income was $338,843 and $339,730 in 2009 and 2008, respectively. Accrued interest income on these notes was $618,776 and $317,824 at November 28, 2009 and November 29, 2008, respectively, and is included in prepaid expenses and other receivables.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11 - RELATED PARTY TRANSACTIONS (Continued)

Notes Receivable/Payable (Continued)
The Company has notes payable to a member of the Company and entities related to the members of the Company in the amount of $1,524,809 and $1,584,192 at November 28, 2009 and November 29, 2008, respectively, that bear interest at 4.89%. Interest only is due annually from October 31, 2008 through October 1, 2018, when the notes are due in full. Related interest expense was $74,518 and $79,967 in 2009 and 2008, respectively.

The Company has a note payable to an entity related to a member of the Company in the amount of $3,661,219 at both November 28, 2009 and November 29, 2008 that bears interest at 6.47%. Interest only is due quarterly from April 1, 2000 through November 1, 2014, when the note is due in full. Related interest expense was $236,881 and $237,529 in 2009 and 2008, respectively.

All notes payable to members and related entities at November 28, 2009 and November 29, 2008 are subordinated to all bank debt (see Notes 6 and 7).

12 - COMMITMENTS AND CONTINGENCIES

Leases
The Company occupies premises under an operating lease with an unrelated entity that expires in 2011. In addition, the Company leases warehouse space in North Carolina from a member of the Company through 2012.

The Company also occupies a premise and leases certain equipment under operating leases with related and unrelated entities on a month-to-month basis. The leases for the Company’s premises require payments for operating expenses, including insurance and real estate taxes.

A summary of rent expense is as follows:

	November 28,	November 29,
	2009	2008
Related entities
Premises	$369,000	$369,000
Equipment	222,010	298,184
	591,010	667,184
Unrelated entities
Premises	149,034	144,627
Equipment	33,739	39,178
	182,773	183,805
Rent expense	$773,783	$850,989

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12 - COMMITMENTS AND CONTINGENCIES (Continued)

Leases (Continued)
Minimum future rental payments under the noncancelable operating leases in each of the years subsequent to the year ended November 28, 2009 are $516,960 in 2010, $521,399 in 2011 and $338,250 in 2012.

The minority member of the Company is the lessor of the primary production and warehousing facility in which the Company operates. The mortgage on the facility is personally guaranteed by the member which creates a “de facto guarantee” by the Company. The Company’s maximum exposure to the loss under the de facto guarantee is approximately $820,000, representing the outstanding principal balance of the mortgage at November 28, 2009 and future interest due on the outstanding principal balance. The member is currently making all required payments under the mortgage, which matures in June 2016.

Royalties
The Company is obligated under several royalty agreements, expiring at various dates through December 2013, for payments based on a percentage of subject net sales. Royalty expense was $2,216,808 and $2,151,571 in 2009 and 2008, respectively.

Required future minimum royalty payments are as follows:

Year Ending November 28,
2010	$1,295,000
2011	1,305,000
2012	1,050,000
2013	240,000
$3,890,000

Litigation
The Company is involved in claims and legal actions arising in the ordinary course of business. Management believes that the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.